Exhibit 23.2


         Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Epoch Holdings Corporation (formerly J Net Enterprises, Inc. and Subsidiaries ) on Form S-8 of our report, dated September 24, 2004, included in the Annual Report on Form 10-K of J Net Enterprises, Inc. and Subsidiaries for the year ended June 30, 2004.


                                         /s/ CF & Co., L.L.P.
                                         _____________________
                                         CF & Co., L.L.P.

Dallas, Texas
December 20, 2004